UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2007

Distributed Energy Systems Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50453	20-0177690
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive, Wallingford, Connecticut	06492
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 678-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 7, 2007, the registrant issued to Bernard H. Cherry, its interim chief executive officer, a stock option to purchase an aggregate of 418,818 shares of the registrant’s common stock at a price per share of $0.50. The option was granted under the registrant’s 2003 Stock Incentive Plan. This option vests in 12 equal monthly installments on the last day of each calendar month through October 31, 2008 if Mr. Cherry continues to serve as the chief executive officer or the chairman of the board of directors of the registrant through such day. The option has a term expiring on October 31, 2012.

On December 7, 2007, the registrant also entered into a letter agreement with Mr. Cherry regarding future stock option grants, referred to as additional options. Under this agreement, the registrant will calculate the number of shares of its common stock equal to 1% of the shares actually outstanding on each of January 31, 2008, April 30, 2008, July 31, 2008 and October 31, 2008, each of which is referred to as a measurement date. If the number of shares so determined on any measurement date exceeds the aggregate number of shares subject to the option described in the previous paragraph and any additional options previously granted, then the registrant will grant to Mr. Cherry an additional option to purchase such excess number of shares. Each additional option will have an exercise price equal to the closing price of the common stock on its date of grant and will have a term expiring on October 31, 2012. Each additional option will vest in 12 equal monthly installments on the last day of each calendar month through October 31, 2008 if Mr. Cherry continues to serve as the chief executive officer or the chairman of the board of directors of the registrant through such day. Additional options granted after October 31, 2008 will be fully vested when granted.

This summary of the stock option and the letter agreement regarding future stock option grants is qualified by reference to such agreements, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Nonstatutory Option Agreement between the registrant and Bernard H. Cherry, dated as of December 7, 2007.

10.2	Letter Agreement between the registrant and Bernard H. Cherry, dated as of December 7, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTED ENERGY SYSTEMS CORP.

Date: December 11, 2007	By:	/s/ Peter J. Tallian
Peter J. Tallian, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Nonstatutory Option Agreement between the registrant and Bernard H. Cherry, dated as of December 7, 2007.

10.2	Letter Agreement between the registrant and Bernard H. Cherry, dated as of December 7, 2007.